As filed with the Securities and Exchange Commission on September 29, 1995.

                                                Registration No. 33-_______
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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   FORM S-8

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  RASTEROPS
              (Exact name of issuer as specified in its charter)


              CALIFORNIA                         77-0161747
    (State or other jurisdiction              (I.R.S. Employer
        of incorporation or                  Identification No.)
           organization)

                              2500 Walsh Avenue
                            Santa Clara, CA  95051
                   (Address of principal executive offices)

                              -----------------

                      AMENDED 1988 INCENTIVE STOCK PLAN
                           (Full title of the plan)

                              -----------------

                                R. JOHN CURSON
         Senior Vice President, Chief Financial Officer and Secretary
                                  RASTEROPS
                              2500 Walsh Avenue
                            Santa Clara, CA  95051
                                (408) 562-4200
          (Name, address and telephone number of agent for service)

                              -----------------

                                   Copy to:
                             Alan K. Austin, Esq.
                           Gregory M. Priest, Esq.
                      Wilson, Sonsini, Goodrich & Rosati
                           Professional Corporation
                              650 Page Mill Road
                         Palo Alto, California 94304

                       CALCULATION OF REGISTRATION FEE

                             Proposed       Proposed
 Title of                    Maximum        Maximum
Securities      Amount       Offering       Aggregate        Amount of
  to be         to be        Price Per      Offering       Registration
Registered    Registered     Share(2)       Price(2)            Fee
---------------------------------------------------------------------------
Common Stock  476,000(1)     $8.25          $3,927,000.00   $1,354.14

(1) A total of 2,526,300 shares have been reserved for issuance under the Amended 1988 Incentive Stock Plan, 476,000 shares of which are being registered hereby.
(2) Estimated in accordance with Rule 457(h) solely for the purpose of computing the amount of the registration fee based on the prices of the Company's Common Stock as reported on the Nasdaq National Market on September 22, 1995.

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                                      2

    The Company hereby incorporates by references in this Registration Statement the contents of the Company's earlier Registration Statement on Form S-8 (File No. 33-86288).

    The following additional exhibits are hereby enclosed for filing:

    Exhibit
    Number
    -------

      5.1  Opinion of counsel as to legality of securities being registered.

     23.1  Consent of Independent Accountants.

     23.2  Consent of Counsel (contained in Exhibit 5.1).

     24.1  Power of Attorney (see page II-3).

                                  SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 25th day of September, 1995.

                             RASTEROPS


                         By  /s/ Louis J. Doctor
                             -------------------
                             Louis J. Doctor
                             President, Chief Executive
                             Officer and Director

                               POWER OF ATTORNEY


    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Louis J. Doctor and R. John Curson, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


                 Signature                           Title                                Date
--------------------------------------    -------------------------------           -----------------------
      /s/ Walter W. Bregman
   -------------------------------        Chairman of the Board                     September 25, 1995
          Walter W. Bregman


      /s/ Louis J. Doctor                 President, Chief Executive Officer,
   -------------------------------         and Director (PRINCIPAL EXECUTIVE        September 25, 1995
          Louis J. Doctor                  OFFICER)


      /s/ R. John Curson                  Senior Vice President, Chief Financial
   -------------------------------         Officer and Secretary (PRINCIPAL         September 25, 1995
          R. John Curson                   FINANCIAL OFFICER)


      /s/ Harvey Chesler
   ------------------------------         Controller (PRINCIPAL ACCOUNTING          September 25, 1995
          Harvey Chesler                   OFFICER)


      /s/ Kieth E. Sorenson
   ------------------------------         Director                                  September 25, 1995
          Kieth E. Sorenson


      /s/ Daniel D. Tompkins, Jr.
   ------------------------------         Director                                  September 25, 1995
          Daniel D. Tompkins, Jr.


      /s/ Conrad J. Wredberg
   ------------------------------         Director                                  September 25, 1995
          Conrad J. Wredberg


      /s/ William McAleer
   ------------------------------         Director                                  September 25, 1995
          William McAleer


      /s/ Gordon Eubanks
   ------------------------------         Director                                  September 25, 1995
          Gordon Eubanks, Jr.



                                                                   Sequentially
Exhibit                                                              Numbered
Number                                                                 Page
-------                                                            ------------
  5.1      Opinion of counsel as to legality of                          8
            securities being registered.

 23.1      Consent of Independent Auditors.                              9

 23.2      Consent of Counsel (contained in                           (above)
            Exhibit 5.1)

 24.1      Power of Attorney (see page II-3 of                        (above)
            Registration Statement)


                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                            ----------------------

                                   EXHIBITS

                            ----------------------

                      Registration Statement on Form S-8

                                  RASTEROPS

                              September 27, 1995











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